Exhibit 10.2

CAPITAL ONE FINANCIAL CORPORATION

1999 Non-Employee Directors Stock Incentive Plan

Nonstatutory Stock Option Agreement

No. of Shares Subject to Option:

THIS AGREEMENT, dated                     , 20     between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and                      (“Optionee”), is made pursuant and subject to the provisions of the Company’s 1999 Non-Employee Directors Stock Incentive Plan (the “Plan”), and all capitalized terms used herein that are defined in the Plan shall have the same meaning given them in the Plan unless they are otherwise defined herein:

W I T N E S S E T H :

1. Grant of Option. Pursuant and subject to the terms and conditions of the Plan, this Agreement and the Election executed by Optionee (the “Election”), the Committee has granted to Optionee, effective                     , 20     (the “Date of Grant”), the right and option to purchase from the Company (the “Option”) all or any part of an aggregate of                          (            ) shares of Company Stock at the purchase price per share of                          ($            ) (the “Option Price”), being not less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant, such Option to be exercisable as hereinafter provided.

In satisfaction of a condition of the grant of the Option, Optionee has agreed to forgo that amount of compensation from the Company that Optionee has designated in the Election, in the form and manner designated in the Election.

The Option evidenced hereby is intended to be a nonstatutory stock option that does not receive special tax treatment under Section 422 of the Internal Revenue Code.

2. Terms and Conditions. The Option evidenced by this Agreement is subject to the following terms and conditions:

(a) Expiration Date. The Option shall expire on                          (ten years from the Date of Grant), unless earlier terminated as provided for herein.

(b) Transferability.

(i) Except as provided in the following sentence, the Option shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of Optionee, may be exercised only by Optionee. Notwithstanding the previous sentence, the Option shall be transferable to (1) the spouse, children, or grandchildren of Optionee (“Immediate Family Members”), (2) a trust or trusts for the exclusive benefit of Optionee and/or such Immediate Family Members, or (3) a partnership in which Optionee and/or such Immediate Family Members are the only partners; provided that (w) there is no consideration for any such transfer, (x) in the event of such transfer, the Option is exercisable, during the original transferee’s lifetime, only by the transferee or by his or her guardian or legal representative, (y) following such transfer, Optionee retains no interest or reversion in the Option (or the underlying shares upon exercise) and has no right to alter or amend the Option or revoke the transfer, and (z) subsequent transfer of the Option (excluding transfers by will or by the laws of descent and distribution) is prohibited. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before transfer (including terms and conditions based on the status of Optionee as a director of the Company); provided that, where appropriate, all references in this Agreement to “Optionee” shall be deemed to refer to the transferee.

(ii) Promptly upon transfer of the Option, the Optionee shall deliver written notice of the transfer to the Company’s Human Resources Department at the Company’s Goochland, Virginia office. That written notice shall identify the transferee and the effective date of the transfer.

(iii) If the sale to the transferee of the Company Stock issuable upon exercise of the Option is not registered under the Securities Act of 1933, as amended, the Company, in its sole discretion, may condition such sale upon such terms and requirements as it deems appropriate to comply with applicable law.

(c) Exercise of Option. Subject to the provisions of Section 3 below, the Option shall be exercisable only to the extent Optionee is vested in the Option and prior to the Option’s expiration. The Option shall become exercisable for one-third of the Option Shares on the first anniversary of the Date of Grant, an additional one-third of the Option Shares on the second anniversary of the Date of Grant, and the remaining one-third of the Option Shares on the third anniversary of the Date of Grant. Notwithstanding the foregoing, Optionee shall be fully vested in the Option upon (i) termination of service as a Director due to Optionee’s death or disability or (ii) a Change of Control of the Company. ( For purposes of this Agreement Change of Control shall mean: (i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or (ii) individuals who constituted the Board as of January 1, 2004 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2004 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv) (A) a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.)

(d) Method of Exercising and Payment for Shares. (i) The Option may be exercised by following the procedures for the exercise of an Option as may be established from time to time by the Company or its designated agent (the “Procedures”). The Company will notify Optionee in writing of the Procedures which will specify (1) any required notification, whether oral or written, to the Company or its designated agent; (2) the method for cash payment of the Option Price and any additional amounts to the Company or its designated agent; (3) if an Optionee elects to substitute for all or any portion of the cash payment shares of Company Stock that an Optionee has owned for at least six months (valued at the Fair Market Value on the exercise date), the method for delivery of such shares of Company Stock to the Company or its designated agent; (4) if the Optionee exercises by means of a so-called “cashless exercise”, any requirements related to such cashless exercise; and (5) any other requirements, including completion of any required tax or other forms, which must be completed prior to the exercise of the Option. The Optionee may contact the Human Resources Department at the Company’s Goochland, Virginia office to obtain a copy of the Procedures;

(ii) The exercise date will be the date upon which all of the Procedures have been completed by the Optionee, or such later date as agreed to by the Optionee and the Company or its designated agent.

3. Termination of Service as a Director.

(a) Except as otherwise provided in subsection 3(b) below, the right of Optionee and Optionee’s successors in interest to exercise the Option shall terminate thirty-six (36) months after the date Optionee’s ceases to serve as a Director (but not later than the expiration date of the Option period specified in subsection 2(a) above).

(b) If Optionee dies or becomes disabled while serving as a Director of the Company or within thirty-six (36) months following termination of such service under subsection 3(a) above, and before the exercise in full or expiration of the Option, then Optionee, Optionee’s estate, or the person or persons to whom the rights under the Option shall have passed by will or the laws of descent and distribution, may exercise the Option, to the extent then exercisable under Subsection 2(c) above, at any time within one year next following Optionee’s death or declaration of disability (but in any event before the expiration date of the Option period specified in Subsection 2(a) above).

At the time of any exercise of any Option exercised pursuant to this Section 3, the Option Price shall be paid in full as provided in Section 2.

4. Governing Law. This Agreement shall be governed by federal law and, to the extent not preempted thereby, by the laws of the Commonwealth of Virginia.

5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

6. Optionee Bound by Plan. In consideration of the grant of the Option, Optionee agrees that he will comply with such conditions as the Board of Directors and the Committee may impose on the exercise of the Option and be bound by the terms of the Plan.

7. Change in Capital Structure. In the event of changes in the Company’s capital structure, appropriate adjustments in the number of shares for which the Option shall be exercisable, the Option Price, or both, shall be made, as provided in Section 10 of the Plan, and the Committee shall likewise make appropriate adjustments in the Fair Market Value specified by Section 1 above.

8. Tax Obligations Upon Exercise. The exercise of the Option is subject to the payment by the Optionee of all applicable federal and state taxes that the Company is obligated to withhold. Optionee is required to make arrangements suitable to the Company for the payment of all applicable withholding taxes. By a timely election, Optionee may elect to have the Company withhold upon exercise the number of shares of Company Stock having a fair market value equal to the minimum applicable withholding taxes. Any such election shall be subject to approval by the Committee.

9. Binding Effect. This Agreement shall be binding upon, enforceable against, and inure to the benefit of Optionee, his legatees, distributees, transferees, and personal representatives, and the Company and its successors and assigns.

Optionee represents that he is familiar with the terms of the Plan and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Option. As a condition of this grant and Optionee’s right to purchase shares thereunder, Optionee must sign the extra signature page of this Agreement and return it to the Human Resources Department of the Company. By doing so, Optionee confirms the accuracy of the statement set forth in the first sentence of this paragraph and evidences Optionee’s acceptance of and agreement to be bound by the terms of this Agreement and the Plan.

IN WITNESS WHEREOF, CAPITAL ONE FINANCIAL CORPORATION has caused this Agreement to be signed on its behalf, and Optionee has affixed his signature hereto.

CAPITAL ONE FINANCIAL CORPORATION

By:
Chairman, Compensation Committee

OPTIONEE